Contact:
Michael Kirshbaum
Chief Financial Officer
202.266.5876
jacobsg@advisory.com
The Advisory Board Company
2445 M Street, N.W.
Washington, D.C. 20037
www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL YEAR 2010 SECOND QUARTER RESULTS

Company Reports Quarterly Revenue of $58.3 million and Contract Value Growth of 3%;
Announces Two New Programs

Washington, D.C. — (November 2, 2009) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the second quarter of its fiscal year ending March 31, 2010. Revenue for the quarter increased 1.2% to $58.3 million, from $57.6 million in the second quarter of fiscal 2009. Contract value grew 3.0% to $237.6 million as of September 30, 2009, up from $230.6 million as of September 30, 2008. Net loss was $2.1 million, or $0.14 per diluted share, compared to net income of $5.4 million, or $0.32 per diluted share, for the same period a year ago. Included in net loss for the second quarter of fiscal 2010 are pre-tax one-time charges of $7.4 million for the write-off of capitalized developed software costs and $1.9 million in accelerated compensation costs resulting from the cancellation of certain stock options held by members of the Company’s senior management and its directors. Excluding the effects, net of tax, of these one-time non-cash charges, adjusted net income was $4.0 million and adjusted earnings per diluted share was $0.26 for the second quarter of fiscal 2010. Adjusted EBITDA was $7.2 million for the quarter, compared to $8.4 million in the second quarter of fiscal 2009.

For the six months ended September 30, 2009, revenue increased 0.2% to $115.0 million, from $114.8 million for the six months ended September 30, 2008. Net income was $2.1 million, or $0.13 per diluted share, compared to net income of $11.7 million, or $0.68 per diluted share, for the same period a year ago. Excluding the effects, net of tax, of the one-time non-cash charges associated with the write-off of capitalized developed software costs and the cancellation of certain stock options, adjusted net income was $8.2 million and adjusted earnings per diluted share was $0.53 for the six months ending September 30, 2009. Adjusted EBITDA was $14.6 million for the six months ending September 30, 2009, compared to $17.7 million for the same period a year ago.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “Overall, we were pleased with our performance for the quarter.  Adjusted earnings were in line with our expectations, and we are encouraged that the period marked our return to positive year-over-year revenue growth.  In addition, this quarter’s growth in our contract value both illustrates our ability to address our members’ most critical issues through programs that deliver tangible value and builds on the stability we have maintained across the year.”

Mr. Musslewhite added, “During the quarter we also had two events that resulted in one-time non-cash charges.  The write-off of capitalized developed software costs, associated primarily with our Nursing Performance Program, represents the successful culmination of our investment in improving the scalability of our web-based tools programs, as we have migrated members to a more effective platform and retired technology that is no longer in use.  In addition, each member of both our senior management and our board of directors agreed to voluntarily cancel a number of older options with strike prices between $51 and $61.”

Mr. Musslewhite continued, “I am also pleased to announce today two new program launches. The first, the Clinical Integration Initiative, offers hospitals a comprehensive approach to evaluating and implementing models of clinical integration that meet the key requirements for a sustained collaboration with physicians to impact cost and quality metrics.  This is the second program built off of our Crimson platform and meets one of hospitals’ most urgent needs: assistance in developing a strategy for physician collaboration in the face of converging internal and market forces that require more integrated clinical models in order to deliver higher-value health care.  As part of this launch, we have been privileged to have input and support from our early Crimson partners, including Memorial Hermann Healthcare, as well as some newer Charter Members, including Eisenhower Medical Center, Palmetto Health, and Methodist Healthcare System of San Antonio.”

Mr. Musslewhite concluded, “Our second launch, the Payment Navigation Performance Program, builds on our strong portfolio in the revenue cycle terrain, and addresses the intractable problem of accurately estimating a patient’s financial responsibility prior to service, in order to maximize pre-registration and point-of-service collections.  Through best practice research and a robust, web-based analytical tool featuring the industry’s most comprehensive real-time link to payers, robust estimator logic, and links to hospital-specific contract and charge master data, the Payment Navigation Performance Program aids hospitals in reducing denials and bad debt.  Early partners such as Blessing Hospital, Shields Healthcare, Dekalb Regional Medical Center and Betsy Johnson Regional Hospital have provided invaluable feedback on the analytical tool, as well as the design of the program.”

Share Repurchase

During the three months ended September 30, 2009, the Company repurchased 3,872 shares of its common stock at a total cost of approximately $0.1 million. To date the Company has repurchased 7,224,416 shares of its common stock at a total cost of approximately $305.0 million.

Outlook for the Remainder of Calendar Year 2009

As previously announced, the Company expects calendar year 2009 revenue to be within a few percentage points of calendar year 2008 revenue. The Company expects adjusted EBITDA in a range of approximately $27 million to $33 million, and adjusted earnings per diluted share in a range of approximately $0.90 to $1.20.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As used in this release, the term “Adjusted EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gain; income taxes; depreciation and amortization; and one-time non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options. The term “Adjusted net income” refers to net income excluding the net of tax effect of one-time non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options. “Adjusted earnings per diluted share” refers to net income per share excluding the per share effect, net of tax, of one-time non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options. These non-GAAP measures may be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results. Furthermore, we intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. We believe that adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are relevant and useful information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes because it enables the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, periodic costs of certain capitalized tangible and intangible assets and one-time charges.

There are limitations associated with adjusted EBITDA, including that adjusted EBITDA does not reflect all changes in applicable tax rates, foreign currency exchange rates, or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business. Management compensates for these aspects and limitations of adjusted EBITDA by evaluating the costs of such tangible and intangible assets through other financial measures such as evaluating capital expenditures, and by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization, and net income, which includes income taxes, interest income, foreign currency gains, and depreciation and amortization. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net (loss) income	$(2,116)	$5,403	$2,072	$11,733
Provision for income taxes	(1,104)	2,578	1,082	5,739
Other income, net (1)	(584)	(948)	(1,546)	(2,152)
Depreciation and amortization	1,718	1,327	3,621	2,410
Write-off of capitalized software	7,397	—	7,397	—
Option cancellation charge (2)	1,937	—	1,937	—
Adjusted EBITDA	$7,248	$8,360	$14,563	$17,730

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net (loss) income	$(2,116)	$5,403	$2,072	$11,733
Write-off of capitalized software, net of tax	4,860	—	4,860	—
Option cancellation charge, net of tax	1,273	—	1,273	—
Adjusted net income	$4,017	$5,403	$8,205	$11,733

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP (loss) earnings per diluted share	$(0.14)	$0.32	$0.13	$0.68
Write-off of capitalized software, net of tax	0.32	—	0.32	—
Option cancellation charge, net of tax	0.08	—	0.08	—
Adjusted earnings per diluted share	$0.26	$0.32	$0.53	$0.68

(1)	Other income, net includes interest income of $0.6 million and $0.9 million for the three months ending September 30, 2009 and 2008, respectively, and $1.2 million and $2.2 million for the six months ending September 30, 2009 and 2008, respectively. Other income, net also includes foreign currency loss of $20,000 and foreign currency gain of $0.4 million for the three and six months ending September 30, 2009, respectively.

(2)	During the three months ended September 30, 2009, the Company completed a voluntary stock option cancellation program. During the three months ended September 30, 2009, the Company recognized approximately $0.7 million in cost of services, approximately $0.1 million in member relations and marketing, and approximately $1.1 million in general and administrative expense relating to this stock option cancellation. Not including this one-time non-cash charge, cost of services, member relations and marketing, and general and administrative expense as a percentage of revenue for the three months ending September 30, 2009 were 52.0%, 22.3%, and 13.2%, respectively.

Web and Conference Call Information

The Company will hold a conference call to discuss its second quarter performance this evening, November 2, 2009, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 866.271.5140 and the access code is 12075966. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days from 9:00 p.m. Monday, November 2, until 9:00 p.m. Monday, November 9, 2009.

About The Advisory Board Company

The Advisory Board Company provides best practices research, analysis, executive education and leadership development, business intelligence tools, and installation support services primarily to the health care industry, focusing on business strategy, operations, and general management issues. The Company provides best practices and research through discrete programs to a membership of approximately 2,800 organizations, including leading hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, colleges, universities, and other education institutions. Members of each program are typically charged a fixed annual fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, web-based access to the program’s content database, and business intelligence tools.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of November 2, 2009, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our business intelligence tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com/IR and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended September 30, 2009, which will be filed with the SEC in November 2009.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected	Six Months Ended		Selected
	September 30,		Growth	September 30,		Growth
	2009	2008	Rates	2009	2008	Rates
Statements of Income
Revenue	$58,323	$57,625	1.2%	$115,026	$114,842	0.2%

Cost of services (1)	31,041	28,993		61,105	57,547
Member relations and marketing (1)	13,136	13,058		25,693	25,456
General and administrative (1)	8,835	7,214		15,602	14,109
Depreciation and amortization	1,718	1,327		3,621	2,410
Write-off of capitalized software	7,397	-		7,397	-
(Loss) income from operations	(3,804)	7,033		1,608	15,320
Other income, net	584	948		1,546	2,152
(Loss) income before provision
for income taxes	(3,220)	7,981		3,154	17,472
Provision for income taxes	1,104	(2,578)		(1,082)	(5,739)
Net (loss) income	$(2,116)	$5,403	-139.2%	$2,072	$11,733	-82.3%

(Loss) earnings per share
Basic	$(0.14)	$0.32		$0.13	$0.68
Diluted	$(0.14)	$0.32	-143.8%	$0.13	$0.68	-80.9%
Weighted average common shares outstanding
Basic	15,527	16,922		15,541	17,143
Diluted	15,662	16,989		15,636	17,352
Contract Value (at end of period)	$237,602	$230,636	3.0%
Percentages of Revenues
Cost of services (1)	53.2%	50.3%		53.1%	50.1%
Member relations and marketing (1)	22.5%	22.7%		22.3%	22.2%
General and administrative (1)	15.1%	12.5%		13.6%	12.3%
Depreciation and amortization	2.9%	2.3%		3.1%	2.1%
Income from operations	-6.5%	12.2%		1.4%	13.3%
Net income	-3.6%	9.4%		1.8%	10.2%

(1)	Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R), which provides the accounting rules for share-based compensation. During the three and six months ended September 30, 2009, the Company recognized approximately $1.6 million and $2.6 million in cost of services, approximately $0.6 million and $1.2 million in member relations and marketing, and approximately $2.6 million and $4.1 million in general and administrative expense for share-based compensation related to the adoption of SFAS No. 123R. During the three and six months ended September 30, 2008, the Company recognized approximately $1.2 million and $2.2 million in cost of services, approximately $0.6 million and $1.2 million in member relations and marketing, and approximately $1.7 million and $3.0 million in general and administrative expense for share-based compensation related to the adoption of SFAS No. 123R. Included in the share-based compensation amounts for the three and six months ended September 30, 2009 are approximately $0.7 million, $0.1 million, and $1.1 million recorded in Cost of Services, member relations and marketing, and general and administrative expense, respectively, relating to the one-time charge for the cancellation of certain stock options. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2009	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,961	$23,746
Marketable securities	11,839	8,385
Membership fees receivable, net	126,151	116,739
Prepaid expenses and other current assets	4,872	5,113
Deferred income taxes, net	4,265	3,083
Total current assets	177,088	157,066
Property and equipment, net	23,817	34,156
Intangible assets, net	4,423	4,463
Goodwill	26,330	24,563
Deferred incentive compensation and other charges	30,201	26,737
Deferred income taxes, net of current portion	7,803	7,555
Other non-current assets	5,000	—
Marketable securities	52,681	61,718
Total assets	$327,343	$316,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$145,368	$150,609
Accounts payable and accrued liabilities	39,591	35,777
Accrued incentive compensation	6,342	7,320
Total current liabilities	191,301	193,706
Long-term deferred revenues	28,860	19,869
Other long-term liabilities	3,463	3,784
Total liabilities	223,624	217,359

Stockholders’ equity:
Common stock	217	217
Additional paid-in capital	237,333	233,794
Retained earnings	136,564	134,492
Accumulated elements of comprehensive income	1,515	1,307
Treasury stock	(271,910)	(270,911)
Total stockholders’ equity	103,719	98,899

Total liabilities and stockholders’ equity	$327,343	$316,258

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$2,072	$11,733
Adjustments to reconcile net income to net cash provided by (used in)
operating activities :
Depreciation	3,621	2,410
Write-off of capitalized software	7,397	—
Amortization of intangible assets	536	446
Deferred income taxes	(5,943)	797
Excess tax benefits from stock-based payments	—	(291)
Stock-based compensation expense	7,871	6,333
Amortization of marketable securities premiums	310	410
Changes in operating assets and liabilities:
Member fees receivable	(10,776)	(9,298)
Prepaid expenses and other current assets	1,241	1,172
Deferred incentive compensation and other charges	(3,464)	582
Deferred revenues	3,750	2,136
Accounts payable and accrued liabilities	3,469	(128)
Accrued incentive compensation	(978)	(3,855)
Other long-term liabilities	(321)	(100)

Net cash flows provided by operating activities	8,785	12,347

Cash flows from investing activities:
Purchases of property and equipment	(679)	(9,608)
Capitalized software development costs	(496)	(499)
Cash paid for acquisition, net of cash acquired	—	(18,592)
Redemption of marketable securities	12,500	62,810
Purchases of marketable securities	(6,965)	(7,579)
Other investing activities	(6,000)	—
Net cash flows (used in) provided by investing activities	(1,640)	26,532

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	—	421
Repurchase of shares to satisfy minimum employee tax withholding	(2)	(390)
Proceeds on issuance of stock under employee stock purchase plan	71	210
Excess tax benefits from share-based compensation arrangements	—	291
Purchases of treasury stock	(999)	(43,307)
Net cash flows used in financing activities	(930)	(42,775)

Net (increase) decrease in cash and cash equivalents	6,215	(3,896)
Cash and cash equivalents, beginning of period	23,746	17,907
Cash and cash equivalents, end of period	$29,961	$14,011